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EXHIBIT 10.2

AMERICA FIRST APARTMENT INVESTORS, INC.

2002 STOCK OPTION PLAN

        Section 1.    Purpose.    The Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company, including the employees, officers and directors of the Participating Companies, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies. In furtherance thereof, the Plan permits awards of equity-based incentives to key employees, officers and directors of, and certain other providers of services to, the Participating Companies.

        Section 2.    Definitions.

          (a)  "Act" shall mean the Securities Act of 1933, as amended.

          (b)  "Advisor" shall mean American First Apartment Advisory Corporation, a Maryland Corporation.

          (c)  "Agreement" shall mean a written agreement entered into between the Company and the recipient of a Grant pursuant to Section 7 hereof.

          (d)  "Board" shall mean the Board of Directors of the Company.

          (e)  "Beneficial Ownership" shall mean ownership of any shares of the Company's capital stock, whether the interest in the shares of capital stock is held directly or indirectly (including by nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

          (f)    "Cause" shall mean, unless otherwise provided in the Optionee's Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Optionee's employment agreement (if any) with the Company (other than a termination of employment by the Optionee), or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

          (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (h)  "Change in Control" shall mean any one of the following events: (a) a dissolution or liquidation of the Company, (b) a sale of substantially all of the assets of the Company, (c) a merger or combination involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (d) the acquisition of more than 50% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

          (i)    "Committee" shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 hereof; provided that the Committee shall at all times consist solely of persons who qualified as a "Non-Employee Director" under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an "Outside Director" under Section 1.162-27(e)(3)(i) of the Treasury Regulations.

          (j)    "Common Stock" shall mean the Company's Common Stock, par value $0.01, either currently existing or authorized hereafter.

          (k)  "Company" shall mean America First Apartment Investors, Inc., a Maryland corporation.

          (l)    "Constructive Ownership" shall mean ownership of any shares of the Company's capital stock, whether the interest in the shares of capital stock is held directly or indirectly (including by nominee), and shall include interests that would be treated as owned through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

          (m)  "DER" shall mean a dividend equivalency right consisting of the right to receive, as specified by the Committee or the Board at the time of Grant, cash in an amount equal to the dividend distributions paid on a share of Common Stock subject to an option.

          (n)  "Disability" shall mean the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company's approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee.

          (o)  "Eligible Persons" shall mean officers, directors and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company. The Committee will determine the eligibility of employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Participating Company of such individual's accomplishments and potential contribution to the success of the Participating Company, whether directly or through its subsidiaries. A director, in his or her capacity as such, or a consultant, vendor, customer, or other provider of significant services to the Company deemed to be an Eligible Person, will be eligible to receive Non-qualified Stock Options or DERs only.

          (p)  "Employee" shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by a Participating Company.

          (q)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (r)  "Exercise Price" shall mean the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

          (s)  "Fair Market Value" shall mean the value of one share of Common Stock, determined as follows:

              (i)  If the Common Stock is listed on a national stock exchange, the closing sale price per share on the exchange for the last preceding date on which there was a sale of Common Stock on such exchange, as determined by the Committee.

            (ii)  If the Common Stock is not then listed on a national stock exchange but is traded on an over-the-counter market, the average of the closing bid and asked prices for the Common

    Stock in such over-the-counter market for the last preceding date on which there was a sale of Common Stock in such market, as determined by the Committee.

            (iii)  If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Common Stock is listed or traded, the Committee may make discretionary determinations in good faith where the Common Stock has not been traded for 10 trading days.

          (t)    "Grant" shall mean an award of an Incentive Stock Option, Non-qualified Stock Option, DER or any combination thereof to an Eligible Person.

          (u)  "Incentive Stock Option" shall mean an Option of the type described in Section 422(b) of the Code awarded to an Employee.

          (v)  "Non-qualified Stock Option" shall mean an Option not described in Section 422(b) of the Code.

          (w)  "Option" shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase shares of Common Stock at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement.

          (x)  "Optionee" shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

          (y)  "Participating Companies" shall mean the Company, the Advisor, America First Companies L.L.C., and any subsidiary of any of them which with the consent of the Board participates in the Plan.

          (z)  "Plan" shall mean the Company's 2002 Stock Option Plan, as set forth herein, and as the same may from time to time be amended.

          (aa)     "Purchase Price" shall mean the Exercise Price times the number of shares of Common Stock with respect to which an Option is exercised.

          (bb)     "Retirement" shall mean, unless otherwise provided by the Committee in the Optionee's Agreement, the Termination (other than for Cause) of Service of an Optionee

              (i)  on or after the Optionee's attainment of age 65;

            (ii)  on or after the Optionee's attainment of age 55 with five consecutive years of service with the Participating Companies; or

            (iii)  as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

          (cc)     "Subsidiary" shall mean any corporation, partnership, or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another Subsidiary.

          (dd)     "Successors of the Optionee" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

          (ee)     "Termination of Service" shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person) between the Optionee and the Participating Companies is terminated for any reason, with or without Cause, including but not limited to any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include (i) a termination where there is a simultaneous reemployment of the Optionee by a Participating Company or other continuation of service (sufficient to constitute service as an Eligible Person) for a Participating Company or (ii) an employee who is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee). The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including but not limited to the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Employment.

        Section 3.    Effective Date.    Unless already approved by shareholders, the Plan will be submitted to shareholders for their approval within twelve months after receipt of Board approval. Any Grants awarded before approval of the Plan by the Company's shareholders shall be accrued for the benefit of the participant until the Plan has been approved by the shareholders.

        Section 4.    Administration.

          (a)    Membership on Committee.    The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder.

          (b)    Committee Meetings.    The Committee shall meet from time to time as determined by its chairman or by the Chairman or Chief Executive Officer of the Company. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

          (c)    Powers of the Committee.    Subject to the terms and conditions of the Plan and consistent with the Company's intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

              (i)  to determine from time to time the Eligible Persons who are to be awarded Grants, determine the number of shares of Common Stock to be optioned or with respect to which DERs are to be awarded to each Eligible Person, to designate any Options granted as Incentive Stock Options or Non-qualified Stock Options, or both, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company, and to generally determine the terms, provisions and conditions (which need not be identical) of Grants awarded under the Plan, not inconsistent with the terms of the Plan;

            (ii)  to construe and interpret the Plan and Grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Optionees and Grantees;

            (iii)  to amend any outstanding Grant, subject to Section 12 hereof, and to accelerate or extend the vesting or exercisability of any Grant and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

            (iv)  generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

          (d)    Grants to Committee Members.    Notwithstanding Section 4(c) above, any Grant awarded under the Plan to an Eligible Person who is a member of the Committee shall be made by a majority of the directors of the Corporation who are not on the Committee; provided that any grant of Options to such person must satisfy the requirements for exemption under Rule 16b-3 under the Exchange Act and does not cause any member of the Committee to be disqualified as a Non-Employee Director under such Rule.

        Section 5.    Participation in the Plan.

          (a)    Eligibility.    Only Eligible Persons shall be eligible to receive Grants under the Plan.

          (b)    Limitation on Stock Ownership.    No Options shall be granted under the Plan to any person who after such Grant would Beneficially Own or Constructively Own in excess of 9.8% (in value or number) of the outstanding shares of the capital stock of the Company in violation of its Articles of Incorporation, unless expressly and specifically waived by action of the independent directors of the Board. For purposes of this limitation, "outstanding shares" shall include all stock actually issued and outstanding immediately after the grant of an Option to the Optionee. With respect to the stock ownership of any Optionee, "outstanding shares" shall include shares authorized for issue under outstanding Options held by such Optionee, but not options held by any other person.

        Section 6.    Common Stock.    Subject to adjustments pursuant to Section 10 hereof, Options with respect to an aggregate of not more than 750,000 shares of Common Stock may be granted under the Plan. Notwithstanding the foregoing provisions of this Section 6 hereof, shares of Common Stock as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option may be the subject of the grant of further Options. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Common Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate.

        Section 7.    Terms And Conditions Of Options and DERs.

          (a)    Grants of Awards.

            (i)    Evidence of Grants.    Each Option and DER granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Agreement dated as of the date of the Grant and executed by the Company and the Eligible Person. Each Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with the Plan, but may include additional provisions and restrictions, provided that they are not inconsistent with the Plan.

            (ii)    Number of Shares.    Each Option or DER awarded to an Eligible Person shall state the number of shares of Common Stock to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

            (iii)    Exercise Price.    Each Agreement for an Option shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

            (iv)    Type of Option.    Each Agreement for an Option shall state whether such Option is an Incentive Stock Option or a Non-qualified Stock Option. No Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company.

          (b)    Exercise of Options.

              (i)  Options may be exercised in whole or part (but only with respect to whole shares of Common Stock and only for a minimum of the lesser of (i) 100 shares of Common Stock or

    (ii) all shares of Common Stock which are then vested and eligible to be exercised) at any time within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option delivered to the Secretary of the Company at its principal executive offices.

            (ii)  Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 15 hereof. If the applicable Agreement so provides, and the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

              (A)  by a certified or bank cashier's check;

              (B)  by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

              (C)  by cancellation of indebtedness owed by the Company to the Optionee;

              (D)  by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Optionee pledge his or her shares of Common Stock to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such shares be released to the Optionee until such note shall have been paid in full); or

              (E)  by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

    Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional shares of Common Stock resulting from an Optionee's election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

          (c)    DERs.    In connection with the grant of an Option hereunder, the Committee may provide an Eligible Person with the right to receive DERs with respect to Common Stock subject to the Option (both before and after the Option is earned, vested or acquired), which payments may be either made currently or credited to an account for such Eligible Person, and may be settled in cash or shares of Common Stock, as determined by the Committee. Any such DERs may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

          (d)    Term and Nontransferability of Options and DERs.

              (i)  The period during which any Option may be exercised shall not exceed 10 years from the date of its Grant. No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Option). Each Option Agreement shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

            (ii)  No Option shall be exercisable except by the Optionee or a transferee permitted hereunder.

            (iii)  No Option or DER shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (iii) is otherwise appropriate and desirable.

          (e)    Termination of Service, Except by Death, Retirement or Disability.    Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death, Retirement or Disability, an Optionee shall have the right, subject to the restrictions of subsection (d) above, to exercise his or her Option at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the Agreement, if there occurs a Termination of Service for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), any Option not exercised in full prior to such Termination of Service shall be canceled.

          (f)    Death of Optionee.    Unless otherwise provided in the applicable Agreement, if the Optionee dies while an Eligible Person or within three months after any Termination of Service other than for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), then the Option may be exercised in full, subject to the restrictions of subsection (d) above, at any time within 12 months after the Optionee's death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

          (g)    Disability or Retirement of Optionee.    Unless otherwise provided in the applicable Agreement, upon Termination of Service for reason of Disability or Retirement, an Optionee shall have the right, subject to the restrictions of subsection (d) above, to exercise his or her Options at any time within 24 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Options had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

          (h)    Rights as a Shareholder.    An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Common Stock subject to such Option prior to the purchase of such shares upon the valid exercise of such Option as provided herein.

          (i)    Modification, Extension and Renewal of Grants.    Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or DERs or accept the cancellation of outstanding Options or DERs (to the extent not previously exercised) for the granting of new Options or DERs in substitution therefor, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3 of the Exchange Act. The foregoing notwithstanding, no modification of an Option or DER shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option or DER previously granted.

        Section 8.    Special Rules For Incentive Stock Options.

          (a)  In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Common Stock with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed $100,000.

          (b)  In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the day the Option is granted, and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

          (c)  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of such shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

        Section 9.    Term Of Plan.    Options may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan.

        Section 10.    Antidilution.    In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:

          (a)  The aggregate number and kind of shares subject to Options or DERs granted hereunder shall be adjusted appropriately; and

          (b)  Rights under outstanding Options or DERs granted to Eligible Persons hereunder, both as to the number of subject shares and the Exercise Price, shall be adjusted appropriately.

        The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

        Section 11.    Effect of a Change in Control.    Notwithstanding any other provision of this Plan to the contrary, all unvested or unexercisable Options shall automatically vest and become exercisable without further action by the Board or Committee upon a Change in Control, unless provisions are made in connection with the transaction resulting in the Change of Control for the assumption of Options theretofore granted, or the substitution for such Options of new options, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 10 hereof.

        Section 12.    Securities Law Requirements.

          (a)    Legality of Issuance.    The issuance of any Common Stock upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

              (i)  the obligation of the Company to sell Common Stock with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

            (ii)  the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

            (iii)  each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Common Stock, no Options shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

          (b)    Restrictions on Transfer.    Regardless of whether the offering and sale of Common Stock under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of shares of Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Common Stock under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such shares of Common Stock are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 12 shall be conclusive and binding on all persons.

          (c)    Registration or Qualification of Securities.    The Company may, but shall not be obligated to, register or qualify the issuance of Options and/or the sale of Common Stock under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Common Stock under the Plan to comply with any law.

          (d)    Exchange of Certificates.    If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Common Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Common Stock but lacking such legend.

        Section 13.    Amendment Of The Plan.    The Board may from time to time, with respect to any Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect an Optionee with respect to Options previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement or applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

        Section 14.    Application Of Funds.    The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

        Section 15.    Tax Withholding.    Each recipient of a Grant shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. An Optionee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Common Stock to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company shares of Common Stock owned by the Optionee with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of an Optionee who is an Employee of the Company at the time such withholding is effected, by withholding from the Optionee's cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Optionee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise by provided hereunder to provide shares of Common Stock to the Optionee, and the failure of the Optionee to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.

        Section 16.    Notices.    All notices under the Plan shall be in writing, and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary; and if to an Optionee or recipient of a Grant, shall be delivered personally or mailed to the Optionee or recipient of a Grant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 16.

        Section 17.    Rights To Employment Or Other Service.    Nothing in the Plan or in any Option or Grant granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company (if applicable) or interfere in any way with the right of the Company and its shareholders to terminate the individual's employment or other service at any time.

        Section 18.    Exculpation And Indemnification.    To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

        Section 19.    No Fund Created.    Any and all payments hereunder to recipients of Grants hereunder shall be made from the general funds of the Company (or, if applicable, a Participating Company), and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided that bookkeeping reserves may be established in connection with the satisfaction of payment obligations hereunder. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).

        Section 20.    Captions.    The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

        Section 21.    Governing Law.    THE LAWS OF MARYLAND SHALL GOVERN THE PLAN, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

        Section 22.    Execution.    The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 1st day of April, 2002.

AMERICA FIRST APARTMENT INVESTORS, INC. a Maryland corporation
By:	/s/ Lisa Y. Roskens Name: Lisa Y. Roskens Title: President and Chief Executive Officer

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AMERICA FIRST APARTMENT INVESTORS, INC. 2002 STOCK OPTION PLAN